EXHIBIT 24.4
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the undersigned director or officer, or both, of CRAWFORD & COMPANY, a Georgia corporation (the “Corporation”), hereby constitutes and appoints ALLEN W. NELSON and JOHN F. GIBLIN, and each of them, his or her true and lawful attorney-in-fact and agent to sign (1) the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005; (2) any other reports or registration statements to be filed by the Corporation with the Securities and Exchange Commission and/or any national securities exchange under the Securities Exchange Act of 1934, as amended, and any and all amendments thereto, and any and all instruments and documents filed as part of or in connection with any such reports or registration statements or reports or amendments thereto; and in connection with the foregoing, to do any and all acts and things and execute any and all instrument which such attorneys-in-fact and agents may deem necessary or advisable to enable this Corporation to comply with the securities laws of the United States and of any State or other political subdivision thereof; hereby ratifying and confirming all that such attorneys-in-fact and agents, or any one of them, shall do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 7th day of February, 2006.

/s/ P. George Benson

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